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                                                                   EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


                  We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Option Agreement dated April 29, 1996 between SFX Broadcasting, Inc. and Michael G. Ferrel of our report dated February 20, 1997, except for Note 13, as to which the date is March 27, 1997, with respect to the consolidated financial statements and schedule of SFX Broadcasting, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                          /s/ Ernst & Young LLP



New York, New York
October 8, 1997